ASSIGNMENT OF STOCK

This ASSIGNMENT OF STOCK (this "Assignment") is made as of this 28th day of July, 2023, by and among TraQiQ, Inc., a California corporation ("Assignor"), TraQiQ Solutions Inc, a Washington Corporation (the "Company"), and Ajay Sikka ("Sikka").

RECITALS

WHEREAS, pursuant to that certain Share Exchange Agreement, dated July 19, 2017, by and between Assignor, the Company and the holders of all of the vested and unvested common stock of the Company, Assignor is the holder of all equity interests of the Company, which equity interests are all of the issued and outstanding equity interests of the Company (the "Assigned Interests");

WHEREAS, Assignor desires to sell, assign, transfer and deliver to Assignee (as defined below), and Assignee desires to purchase, acquire and accept from Assignor, all of Assignor's right, title and interest in and to the Assigned Interests.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Assignment and Assumption. Assignor hereby irrevocably and absolutely assigns and transfers and delivers to Assignee, and Assignee hereby irrevocably accepts and assumes, all of Assignor's right, title and interest in and to the Assigned Interests (including, without limitation, all rights, privileges, distributions, capital accounts, payments and benefits appertaining thereto), in exchange for consideration of one dollar ($1.00). Sikka shall have the right to assign the Assigned Interests to an entity or person of his choice prior to the consummation of the assignment of the Assigned Interests (the "Assignee").
    a. TraQiQ Solutions has two loans with Paypal/Loanbuilder ("Loanbuilder loans"). TraQiQ, Inc will assume the liability of those 2 loans (A00698861 & A00662441) not exceeding $142,657 plus any accumulated interest and fees
    b. TraQiQ has credit cards, listed below. TraQiQ will assume the liability of all of these including and interest and fees
        i. Chase (TraQiQ Solutions): $22,493
        ii. Chase (United): $9629
        iii. Chase (Omni): $4,306
        iv. USBank (Ci2i):$16,089
        v. USBank (Omni): $14,413

2. Binding Nature. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their executors, administrators, successors-in-interest and assigns.

3. Governing Law. This Assignment shall be construed in accordance with and governed by the laws of the State of New York, without reference to the conflict of laws principles of any jurisdiction.

4. Further Assurances. From time to time after the date hereof, at the reasonable request of another party hereto, each of the parties hereto agrees to execute and deliver any further instruments and take any further action as may be reasonably requested by the other party to carry out the intent and purposes of the transactions contemplated hereby.

5. Counterparts. This Assignment and any amendments hereto may be executed in any number of counterparts (including by means of telecopied, facsimile or pdf signature pages), each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument. This Assignment may also be executed via an electronic signature service such as Adobe Sign or DocuSign.

6. Indemnification. To the fullest extent permitted by law, Assignee and the Company hereby agree to indemnify Assignor for and to be jointly and severally liable to Assignor for any costs, losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines or settlements (each, a "Loss" and collectively, "Losses") incurred by Assignor or for which Assignor may be liable or responsible after the date hereof relating to, arising out of or in connection with the acts or liabilities of the Company or this Assignment, and shall promptly pay to or reimburse Assignor for any Loss or Losses that Assignor may incur.

[*remainder of page intentionally left blank; signature page follows*]

IN WITNESS WHEREOF, each of the undersigned has executed this Assignment as of the date first above written.

ASSIGNOR:

TRAQIQ, INC.

DocuSigned by:

By: Glen M. Miller

A360EB3FBA354B9...

Name: Glen M. Miller

Title: CEO

COMPANY:

TRAQIQ SOLUTIONS PVT LTD

DocuSigned by:

By: Glen M. Miller

A360EB3FBA354B9...

Name: Glen M. Miller

Title: CEO

ASSIGNEE:

DocuSigned by:

Ajay Sikka

98EB472FBDA84E6...

Name: Ajay Sikka